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                                                                    EXHIBIT 23.1




                                           Independent Auditor's Consent

The Board of Directors
TCL Holding AB


We consent to the incorporation by reference in Registration Statements Nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544,
333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150,
333-102166 and 333-105717 on Form S-3 and Registration Statements Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274, and 333-97895
on Form S-8, of ProLogis of our report dated February 5, 2002, on our audit of the consolidated financial statements of TCL Holding AB (formerly Frigoscandia Holding AB) for the year ended December 31, 2001, which report appears in the Form 10-K of ProLogis for the year ended December 31, 2003.



KPMG Bohlins AB


Stockholm, Sweden
March 5, 2004